                                                                    EXHIBIT 99.1

(CITGO LOGO)      NEWS RELEASE
                  CITGO PETROLEUM CORPORATION, P.O. BOX 3758, TULSA, OK 74102
                  KENT YOUNG 918/495-5111             KATE ROBBINS 918/495-5764
                  JENNIFER HILL 918/495-4260          FACSIMILE 918/495-5269


FOR IMMEDIATE RELEASE:

August 18, 2003

                   CITGO Announces Second Quarter 2003 Results


TULSA, Okla., -- CITGO Petroleum Corporation today reported net income of $109 million for the second quarter of 2003 compared with $96 million for the second quarter of 2002. For the six month period ending June 30, 2003, CITGO reported net income of $249 million compared with $81 million in 2002.

         Operating income (income before interest and income taxes) for the second quarter of 2003 was $204 million, which includes depreciation and amortization expenses totaling $84 million. In comparison, 2002 second quarter operating income was $170 million, which includes depreciation and amortization expenses totaling $73 million.

         Second quarter market conditions and outstanding operating performance contributed to CITGO's favorable financial results relative to the same quarter of 2002. Crack spreads were 21-percent higher in Chicago and relatively constant in the Gulf Coast when compared with the same time period in 2002. Additionally, crude differentials for both sour and Canadian crudes were improved relative to last year.

         "CITGO capitalized on the market conditions by optimizing its refineries' production as well as increasing its product sales," stated Luis Marin, President and Chief Executive Officer. "Our refinery utilization rate for the second quarter averaged 97-percent, continuing our excellent operational performance from the first quarter and exceeding the industry's utilization rate of slightly under 95%," said Marin.

         "In addition, our heavy-sour crude runs in the second quarter were up 137,000 barrels per day (bpd) compared with the same time period in 2002. We are also very pleased with the start up and production rates from the new mixed xylene unit at our Lake Charles, La. refinery," Marin said.


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         "Another bright spot during the quarter was a 15-percent increase in our total refined product sales volumes, led primarily by a 33-percent increase in diesel and #2 fuel sales. When taken together, all of these factors generated a very good second quarter for CITGO," said Marin.

         Additional second quarter highlights include:

         o Second quarter wholesale refined product sales increased by five-percent to 3.6 billion gallons, with gasoline sales to existing branded marketers comprising the largest increase.

         o Lubricant sales volumes were relatively flat for the first six months of 2003 when compared with the same time period in 2002; however, industry sales volumes were down eight-percent compared with the same period in 2002.

         "CITGO's corporate debt ratings were upgraded during the second quarter, recognizing continued excellent operations and reflecting the company's improved financial condition," said Marin. "In fact, after the quarter ended CITGO paid a $500 million dividend to its direct parent company, PDV America, Inc. CITGO's liquidity (cash plus available borrowing capacity) was $526 million after the dividend payment," Marin concluded.

         CITGO's capital expenditures for the second quarter of 2003 were $118 million compared with $229 million for same quarter in 2002. Capital expenditures for the first six months of 2003 were $209 million compared with $350 million for the first six months of 2002. This decrease reflects CITGO's commitment to reduce 2003 planned capital spending by approximately $250 million.

         For the six months ending June 30, 2003, CITGO reported operating income of $447 million, including depreciation and amortization expenses totaling $163 million. In comparison, in the first six months of 2002, CITGO's operating income was $163 million, including depreciation and amortization expenses totaling $145 million.

INVESTOR CONFERENCE CALL

         CITGO's executive team will conduct an investor conference call to discuss second quarter earnings on Tuesday, August 19, 2003 from 8:00 a.m. to 9:30 a.m. (CDT). Investors may


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access the call by dialing 1-877-209-9922. A recorded playback of the conference call will be available beginning on August 19 at 12:15 p.m. (CDT) and ending on September 2 at 11:59 p.m. (CDT). To access the recording inside the U.S. dial 1-800-475-6701, access code 695330. To access the recording outside the U.S.
dial 320-365-3844, access code 695330.

ABOUT CITGO

         CITGO Petroleum Corporation is a leading energy company based in Tulsa, Okla., with approximately 4,300 employees and annual revenues of nearly $20 billion. CITGO is a direct, wholly-owned subsidiary of PDV America, Inc., a wholly-owned subsidiary of PDV Holding, Inc. CITGO's ultimate parent is Petroleos de Venezuela, S.A. (PDVSA), the national oil company of the Bolivarian Republic of Venezuela and its largest supplier of crude oil.

         CITGO operates fuels refineries in Lake Charles, La., Corpus Christi, Texas, and Lemont, Ill., and asphalt refineries in Paulsboro, NJ and Savannah, Ga. The company has long-term crude oil supply agreements with PDVSA for a portion of the crude oil requirements at these facilities. CITGO is also a 41-percent participant in LYONDELL-CITGO Refining LP, a joint venture fuels refinery located in Houston, Texas. CITGO's interests in these refineries result in a total crude oil capacity of approximately 865,000 barrels per day.

         With more than 13,000 branded, independently owned and operated retail locations, CITGO is also one of the five largest branded gasoline suppliers within the United States.

FORWARD LOOKING STATEMENTS

         Certain information included in this release may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." All statements, other than statements of historical facts, included in this prospectus, are forward-looking statements. When used in this document, the words "anticipate," "estimate," "expect," "project," "believe" and similar expressions are intended to identify forward-looking statements.


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         These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these forward-looking statements. We disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by these forward-looking statements include the risk factors discussed under the heading "Risk Factors."


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                  CITGO PETROLEUM CORPORATION AND SUBSIDIARIES
                      STATEMENT OF INCOME DATA (UNAUDITED)
                              (DOLLARS IN MILLIONS)


                                                    THREE MONTHS                   SIX MONTHS
                                                   ENDED JUNE 30,                 ENDED JUNE 30,
                                             -------------------------      -------------------------
                                                2003           2002            2003           2002
                                             ----------     ----------      ----------     ----------

Net sales                                    $  6,021.1     $  4,793.4      $ 12,396.7     $  8,464.9
Cost of sales and operating expenses            5,811.2        4,686.9        12,017.0        8,395.8
                                             ----------     ----------      ----------     ----------
   Gross margin                                   209.9          106.5           379.7           69.1
Equity in earnings of LCR                          21.6           23.7            30.7           38.1
Equity in earnings of affiliates                    9.4            6.6            13.9           11.2
Insurance recoveries                               26.6          115.8           144.3          210.5
Other income (expense) - net                        0.8           (8.0)           15.7          (14.5)
                                             ----------     ----------      ----------     ----------
   Subtotal                                       268.3          244.6           584.3          314.4
Selling, general and administrative                64.1           74.8           137.3          151.3
                                             ----------     ----------      ----------     ----------
   Operating income                               204.2          169.8           447.0          163.1
Interest expense                                   34.3           19.3            58.7           37.0
                                             ----------     ----------      ----------     ----------
   Income before income taxes                     169.9          150.5           388.3          126.1
Income taxes                                       61.2           54.2           139.8           45.4
                                             ----------     ----------      ----------     ----------
   Net Income                                $    108.7     $     96.3      $    248.5     $     80.7
                                             ==========     ==========      ==========     ==========

                  CITGO PETROLEUM CORPORATION AND SUBSIDIARIES
                          SUMMARIZED BALANCE SHEET DATA
                              (DOLLARS IN MILLIONS)


                                          JUNE 30,       DECEMBER 31,
                                            2003             2002
                                         (UNAUDITED)
                                        ------------     ------------

     Current assets                     $    2,455.3     $    2,187.5
     Total assets                            7,308.6          6,986.9

     Current liabilities                     1,632.3          1,999.1
     Total debt                              1,515.5          1,347.5
     Total liabilities                       4,499.6          4,427.8

     Shareholder's equity                    2,809.0          2,559.2
     Total capitalization                    4,324.5          3,906.7



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                  CITGO PETROLEUM CORPORATION AND SUBSIDIARIES
    SELECTED FEEDSTOCK UTILIZATION AND PRODUCTION VOLUMETRIC DATA (UNAUDITED)
                                 (MBBLS PER DAY)


                                              THREE MONTHS ENDED JUNE 30, 2003                THREE MONTHS ENDED JUNE 30, 2002
                                        --------------------------------------------   --------------------------------------------
                                          LAKE       CORPUS                              LAKE       CORPUS
                                        CHARLES     CHRISTI      LEMONT      TOTAL     CHARLES     CHRISTI      LEMONT      TOTAL
                                        --------    --------    --------    --------   --------    --------    --------    --------

FEEDSTOCKS:
Crude oil throughput
   Sweet (1)                                  93           2           5         100         99          18           2         119
   Light/Medium sour (2)                      33          10          83         126        112          25          24         161
   Heavy sour (3)                             51           6          74         131         11          14          34          59
   Contract (heavy sour)                     137         128           0         265        103          97           0         200
                                        --------    --------    --------    --------   --------    --------    --------    --------
      Total crude oil                        314         146         162         622        325         154          60         539
Unfinished feedstocks                         55          66          14         135         39          56          29         124
                                        --------    --------    --------    --------   --------    --------    --------    --------
      Total feedstocks                       369         212         176         757        364         210          89         663
                                        ========    ========    ========    ========   ========    ========    ========    ========

Rated crude capacity at period end           320         157         167         644        320         157         167         644

Utilization of rated crude capacity           98%         93%         97%         97%       102%         98%         36%         84%

PRODUCTION:
Light fuels
   Gasoline                                  183          93          92         368        200          90          57         347
   Jet fuel                                   61           0           1          62         68           0           0          68
   Diesel / #2 fuel                           56          52          41         149         43          60           6         109
                                        --------    --------    --------    --------   --------    --------    --------    --------
      Total light fuels                      300         145         134         579        311         150          63         524
Petrochemicals and industrial products        78          65          43         186         65          59          23         147
                                        --------    --------    --------    --------   --------    --------    --------    --------
      Total production                       378         210         177         765        376         209          86         671
                                        ========    ========    ========    ========   ========    ========    ========    ========


                                               SIX MONTHS ENDED JUNE 30, 2003                  SIX MONTHS ENDED JUNE 30, 2002
                                        --------------------------------------------   --------------------------------------------
                                          LAKE       CORPUS                              LAKE       CORPUS
                                        CHARLES     CHRISTI      LEMONT      TOTAL     CHARLES     CHRISTI      LEMONT      TOTAL
                                        --------    --------    --------    --------   --------    --------    --------    --------

FEEDSTOCKS:
   Crude oil throughput
      Sweet (1)                               86           5           6          97         92          11           1         104
      Light/Medium sour (2)                   51          10          76         137        115          23          13         151
      Heavy sour (3)                          45          18          78         141          8           8          28          44
      Contract (heavy sour)                  130         119           0         249        108         113           0         221
                                        --------    --------    --------    --------   --------    --------    --------    --------
         Total crude oil                     312         152         160         624        323         155          42         520
   Unfinished feedstocks                      55          64          14         133         24          63          35         122
                                        --------    --------    --------    --------   --------    --------    --------    --------
         Total feedstocks                    367         216         174         757        347         218          77         642
                                        ========    ========    ========    ========   ========    ========    ========    ========

Rated crude capacity at period end           320         157         167         644        320         157         167         644

Utilization of rated crude capacity           98%         97%         96%         97%       101%         99%         25%         81%

PRODUCTION:
Light fuels
   Gasoline                                  183          94          92         369        183          95          52         330
   Jet fuel                                   64           0           1          65         72           0           0          72
   Diesel / #2 fuel                           55          57          41         153         46          60           6         112
                                        --------    --------    --------    --------   --------    --------    --------    --------
      Total light fuels                      302         151         134         587        301         155          58         514
Petrochemicals and industrial products        77          64          41         182         58          62          20         140
                                        --------    --------    --------    --------   --------    --------    --------    --------
      Total production                       379         215         175         769        359         217          78         654
                                        ========    ========    ========    ========   ========    ========    ========    ========


(1)      Sweet crude has a sulfur content of .5% or less.

(2) Light sour crude group has an average API gravity of more than 31 degrees. Medium sour crude group has an average API gravity of more than 25 degrees up to 31 degrees.

(3) Heavy sour crude group has an average API gravity of 25 degrees or less.


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                     MARKET INDICATORS (DOLLARS PER BARREL)


                                                       THREE MONTHS                   SIX MONTHS
                                                      ENDED JUNE 30,                 ENDED JUNE 30,
                                                 -------------------------     -------------------------
                                                    2003           2002           2003           2002
                                                 ----------     ----------     ----------     ----------

West Texas Intermediate, "WTI" (sweet)           $    29.02     $    26.30     $    31.51     $    23.92
Crack Spreads:
   Gulf Coast 3/2/1                                    3.56           3.57           4.51           3.14
   Chicago 3/2/1                                       6.37           5.27           6.37           4.45
Crude Oil Differentials:
   WTI less WTS (sour)                                 2.28           1.13           2.97           1.23
   WTI less Maya (heavy sour)                          7.17           4.32           7.37           4.88
   WTI less Bow River (Canadian)                       6.77           5.39           7.27           5.36
Natural Gas (per mmbtu)                                5.74           3.42           5.83           2.95


Source for crude and product indicators is Platts using a business day average. Source for natural gas is NYMEX using a business day average.



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